Exhibit 99.1

	Contacts:	Jay Brown, CFO
FOR IMMEDIATE RELEASE		Fiona McKone, VP — Finance
Crown Castle International Corp.
713-570-3050

CROWN CASTLE INTERNATIONAL PRICES $1.55 BILLION IN SENIOR SECURED TOWER REVENUE NOTES OFFERING

July 30, 2010 – HOUSTON, TEXAS – Crown Castle International Corp. (NYSE: CCI) announced today that it has priced $1.55 billion of Senior Secured Tower Revenue Notes (“Offered Notes”) which will be issued by certain of its indirect subsidiaries in a private transaction as additional debt securities under the existing Indenture dated as of June 1, 2005, pursuant to which the Senior Secured Tower Revenue Notes, Series 2006-1 (“Series 2006-1 Notes”), and the Senior Secured Tower Revenue Notes, Series 2010-1, Series 2010-2 and Series 2010-3, were issued.

The Offered Notes consist of three classes of Notes, all of which are expected to be rated investment grade. The Class C-2015 Notes consist of $250 million of 3.214% Notes and have an expected life of five years with a final maturity date in August 2035. The Class C-2017 Notes consist of $300 million of 4.174% Notes and have an expected life of seven years with a final maturity date in August 2037. The Class C-2020 Notes consist of $1.0 billion of 4.883% Notes and have an expected life of ten years with a final maturity date in August 2040. All of the Offered Notes were priced at par. The Offered Notes have a weighted average expected life of 8.6 years with a weighted average coupon of 4.477%.

Crown Castle intends to use the net proceeds received from this offering to repay in full at closing the Series 2006-1 Notes, together with related prepayment premiums, fees and expenses. The offering is scheduled to close on August 16, 2010.

News Release continued:

This press release is not an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the notes in any jurisdiction in which any such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction. The notes are offered to qualified institutional buyers under Rule 144A, to persons outside of the United States under Regulation S and to institutional investors that are Accredited Investors under Rule 501. The notes will not be registered under the Securities Act of 1933, as amended (the Securities Act), or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

Crown Castle owns, operates, and leases towers and other communication structures for wireless communications. Crown Castle offers significant wireless communications coverage to 92 of the top 100 US markets and to substantially all of the Australian population. Crown Castle owns, operates and manages over 22,000 and approximately 1,600 wireless communication sites in the US and Australia, respectively. For more information on Crown Castle, please visit www.crowncastle.com.

Cautionary Language Regarding Forward-Looking Statements

This press release contains forward-looking statements that are based on Crown Castle management’s current expectations. Such statements include plans, projections and estimates regarding (i) the proposed offering of the Offered Notes, (ii) the investment grade rating of the Offered Notes, (iii) the terms of the Offered Notes, including with respect to the expected life of the Offered Notes and (iv) the use of proceeds from the Offered Notes. Such forward-looking statements are subject to certain risks, uncertainties and assumptions, including prevailing market conditions and other factors. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expected. More information about potential risk factors that could affect Crown Castle’s results is included in our filings with the Securities and Exchange Commission. The term “including”, and any variation thereof, means “including, without limitation”.